U.S. SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                 FORM 424B2
                      COMMISSION FILE # 333-102740

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             MANCHESTER INC.
                       ---------------------------
          (Exact name of Registrant as specified in its charter)

        NEVADA                   1000                  98-0380409
    --------------    -------------------------    -------------------
    (State or other    Standard Industrial          (IRS Employer
    jurisdiction of    Classification                Identification
    incorporation or                                 Number)
    organization)

    JACKSON W. BUCH
    200-675 WEST HASTINGS STREET
    VANCOUVER, BRITISH COLUMBIA,
    CANADA                                          V6B 1N2
    --------------------------                       -------
    (Name and address of principal                 (Zip Code)
     executive offices)

    Registrant's telephone number,
    including area code:                           (604)719-8747
                                             Fax:  (604)648-9262
                                                   --------------
    Approximate date of
    commencement of proposed
    sale to the public:                    as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.                                                          |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                      |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                      |__|

If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following.                                          |__|



                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                       PROPOSED      PROPOSED
CLASS OF                            MAXIMUM       MAXIMUM
SECURITIES                          OFFERING      AGGREGATE   AMOUNT OF
TO BE            AMOUNT TO BE       PRICE PER     OFFERING REGISTRATION
REGISTERED       REGISTERED         SHARE (1)     PRICE (2)      FEE (2)
-----------------------------------------------------------------------
Common Stock     1,812,500 shares     $0.50       $906,250       83.38
-----------------------------------------------------------------------
(1) Based on the last sales price on November 7, 2002
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                      Agent for Service of Process:
                      Nevada Agency and Trust
                      50 Liberty Street, Suite 880
                      Reno Nevada, USA 89501, 775-322-0626

 SUBJECT TO COMPLETION, Dated October 31, 2003

                           PROSPECTUS
                           MANCHESTER INC.
                           1,812,500 SHARES
                           COMMON STOCK
                          ----------------
The selling shareholders named in this prospectus are offering all of our shares of common stock offered through this prospectus.
Manchester Inc. will not receive any proceeds from this offering.

The selling shareholders are required to sell our shares at $0.50 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

Our common stock is presently not traded on any market or securities exchange.
                         ----------------
The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 6 - 10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.




                                 2
         The Date Of This Prospectus Is: October 31, 2003

Until ____, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                          Table Of Contents
                                                               PAGE
Summary .......................................................  5
Risk Factors ..................................................  6

Risks Related To Our Financial Condition and Business Model
------------------------------------------------------------
  -  If we do not obtain additional financing, our business
     will fail ................................................  6

  -  If we have to raise additional financing through the sale of equity capital, this will result in dilution to the
     existing shareholders ....................................  7

  -  If we do not complete the required  capital expenditure requirements mandated in our option, we will lose our
     interest in the Mac South Property and our business will
     fail........................................................7

  -  Because we have only recently commenced business operations, we face a high risk of business failure ..................  7

  -  Because of the speculative nature of exploration of mining properties, there is a substantial risk that no commercially viable minerals will be found on either of our
     properties and our business will fail.....................  8

  -  Because of the inherent dangers involved in mineral
     exploration, there is a risk that we may incur liability or damages as we conduct our business.  In such circumstances, our business will fail ...................................  8

  -  Even if we discover commercial reserves of precious metals on our optioned mineral properties, we may not be able to
     obtain commercial production .............................  8

  -  We need to continue as a going concern if our business is to succeed ...............................................  9

Risks Related To Our Market And Strategy
-----------------------------------------
  -  If we do not obtain clear title to the mining properties, our business may fail ....................................  9

Risks Related To This Offering
-------------------------------
  -  Because our Directors, own 39.84% of our
     outstanding stock, they will control and make corporate
     decisions that may be disadvantageous to other minority
     stockholders .............................................  9

                              3
  -  Because our president has other business interests,
     he may not be able or willing to devote a sufficient
     amount of time to our business operations, causing our
     business to fail .........................................  9

  -  Because management has only limited experience in mineral exploration, the business has a higher risk of failure ...  9

  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares ..........  10

  -  If the selling shareholders sell a large number of
     shares all at once or in blocks, the market price of our
     shares would most likely decline .........................  10

Use of Proceeds ...............................................  10
Determination of Offering Price ...............................  10
Dilution ......................................................  10
Selling Shareholders ..........................................  11
Plan of Distribution ..........................................  15
Legal Proceedings .............................................  18
Directors, Executive Officers, Promoters and Control Persons... 18 Security Ownership of Certain Beneficial Owners and Management. 19
Description of Securities .....................................  20
Interest of Named Experts and Counsel .........................  21
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities ....................................  21
Organization Within Last Five Years ...........................  22
Description of Business .......................................  22
Plan of Operations ............................................  29
Description of Property .......................................  31
Certain Relationships and Related Transactions ................  31
Market for Common Equity and Related Stockholder Matters ......  31
Executive Compensation ........................................  33
Financial Statements ..........................................  33
Changes in and Disagreements with Accountants .................  53
Available Information .........................................  53






















                                 4
                              Summary

Manchester Inc.

We are in the business of exploring mineral properties to determine if they contain economic quantities of minerals. We have entered into a mineral property option agreement whereby we may acquire an 80% interest in a total of 2 mineral claims comprising 11 claim units located in the Sudbury Mining District, McLennan Township Province of Ontario, Canada. We refer to these mineral claims respectively as the Mac South Property. This option is exercisable by us completing aggregate exploration expenditures of $209,800 on the Mac South Property by October 31, 2004. We commenced exploration on the Mac South Property on June 19, 2003.

Our objective is to assess whether the Mac South Property possesses commercially viable reserves of copper and/or nickel and platinum group metals. We have not, as yet, identified any commercially viable reserves and there can be no assurance that a commercially viable deposit exists on either property until sufficient and appropriate geological work, including economic feasibility has been performed. Our current exploration program, as well as future proposed programs, is designed to search for commercially viable deposits.

We were incorporated on August 27, 2002 under the laws of the state of Nevada. Our principal offices are located at 200-675 West Hastings Street, Vancouver, British Columbia, Canada. Our telephone number is 604-719-8747 and our fax number is 604-648-9262.

The Offering
Securities Being Offered     Up to 1,812,500 shares of common stock.
                             The offering price will be determined by market factors and the independent decisions of the selling shareholders.

Offering Price               The selling shareholders will sell our
                             shares at $0.50 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.

Terms of the Offering        The selling shareholders will determine
                             when and how they will sell the common
                             stock offered in this prospectus.

Termination of the Offering  The offering will conclude when all of the
                             1,812,500 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of shares.

Securities Issued            3,012,500 shares of our common stock are
And to be Issued             issued and outstanding as of the date of
                             this prospectus.  All of the common stock
                             to be sold under this prospectus will be
                             sold by existing shareholders.
                                 5
Use of Proceeds              We will not receive any proceeds from the
                             sale of the common stock by the selling
                             shareholders.

Summary Financial information

From incorporation on August 27, 2002 to August 31, 2003

Balance Sheet Data

Cash                           $35,723
Total Assets                   $36,073
Liabilities                    $ 3,260
Total Shareholders Equity      $32,813

Statement of Loss and Deficit

From incorporation on August 27, 2002
to August 31, 2003

Revenue                        $     0
Net loss                      ($40,637)
Loss per share                  ($0.01)


                         Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

     Risks Related To Our Financial Condition And Business Model

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete the exploration of the optioned mineral claims, and therefore we will need to obtain additional financing in order to complete our business plan. As of October 31, 2003, we had cash in the amount of $24,979. We currently do not have any operations and we have no income. Our business plan calls for significant expenses in connection with the exploration of our optioned mineral claims. While we have sufficient funds to complete the $23,800 phase one recommended exploration program on the Mac South Property, we will require additional financing of $186,000 in order to complete the full-recommended exploration program.

We will also require additional financing if the costs of the exploration of our optioned mineral claims are greater than anticipated. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market prices for copper, nickel and platinum group metals, investor acceptance of
                                  6

our property, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

IF WE HAVE TO RAISE ADDITIONAL FINANCING THROUGH THE SALE OF EQUITY CAPITAL, THIS WILL RESULT IN DILUTION TO THE EXISTING SHAREHOLDERS.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be the offering by us of an interest in our properties to be earned by another party or parties carrying out further exploration thereof, which is not presently contemplated.

IF WE DO NOT COMPLETE THE REQUIRED CAPITAL EXPENDITURE REQUIREMENTS MANDATED IN OUR OPTION AGREEMENTS, WE WILL LOSE OUR INTEREST IN THE MAC SOUTH PROPERTY AND OUR BUSINESS WILL FAIL.

We are obligated to incur exploration expenditures totaling $209,800 in order to exercise the option to acquire an 80% interest in the Mac South Property. While our existing cash reserves are sufficient to enable us to complete phase one of the geological exploration program recommended on the Mac South Property, we will require substantial additional capital to fund the continued exploration of our optioned mineral claims and exercise the options described above. If we do not meet the exploration expenditures required by the option agreement, we will forfeit our interest in the Mac South Property and will have no interest in this mineral claim block. We have no agreements for additional financing and we can provide no assurance to investors that additional funding will be available to us on acceptable terms, or at all, to continue operations, to fund new business opportunities or to execute our business plan. If we lose our interest in the optioned mineral claims, then there is a substantial risk that our business will fail.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We only recently began the initial stages of exploration of our optioned mineral claims, and thus have no way to evaluate the likelihood that we will be able to operate our business successfully. We were incorporated on August 27, 2002 and to date have been involved primarily in organizational activities and the acquisition of an interest in our optioned mineral claims. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable
                                  7
future. We recognize that if we are unable to generate significant revenues from the exploration of our optioned mineral claims and the production of minerals thereon, if any, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF THE EXPLORATION OF MINING PROPERTIES, THERE IS SUBSTANTIAL RISK THAT NO COMMERCIALLY VIABLE MINERALS WILL BE FOUND ON EITHER OF OUR PROPERTIES AND OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that the Mac South Property contains commercially viable reserves of copper, nickel and platinum group metals. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us in the exploration of the optioned mineral properties may not result in the discovery of commercial quantities of ore.

Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS. IN SUCH CIRCUMSTANCES, OUR BUSINESS MAY FAIL.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. If we realize any of the above liabilities in the course of our exploration of the Mac South Property, we may become subject to penalties or lawsuit damages that may prevent us from pursuing our business plan, or may jeopardize all of our assets. In such circumstances, our shareholders will lose all of their investment.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON OUR OPTIONED MINERAL PROPERTIES, WE MAY NOT BE ABLE TO OBTAIN COMMERCIAL PRODUCTION.

Our optioned mineral property does not contain any known bodies of ore. If our exploration programs are successful in establishing an ore body of commercial tonnage and grade, we will require additional funds in order to place the Mac South Property into commercial production. At this time, we can provide investors with no assurance that we will be able to obtain such financing. If we are unable to arrange such funding, we may have to sell an interest in the property to a company that is able to place it into commercial production. In such an event, the value of our assets would be diminished and the value of our common stock would be negatively impacted.

                                 8

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

The Independent Auditor's Report to Manchester Inc. audited financial statements for the period ended November 30, 2002, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are: we are in a net loss position; we have not obtained profitable operations; and we are dependent upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose their investments.

                 Risks Related To Our Market And Strategy

IF WE DO NOT OBTAIN CLEAR TITLE TO THE MINING PROPERTIES, OUR BUSINESS MAY
FAIL.

While we have obtained geological reports with respect to the optioned mineral properties, this should not be construed as a guarantee of title. The properties may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects.
Our optioned mining properties have not been surveyed and therefore, the precise locations and areas of the properties may be in doubt.

                       Risks Related To This Offering

BECAUSE OUR DIRECTORS OWN 39.84% OF OUR OUTSTANDING COMMON STOCK, THEY MAY MAKE AND CONTROL CORPORATE DECISIONS THAT MAY DIFFER FROM THE INTERESTS OF OUR OTHER SHAREHOLDERS.

Mr. Dana Upton and Mr. Jackson Buch, both directors of our company, own an aggregate of 39.84% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Buch and Mr. Upton may differ from, and be adverse to, the interests of the other stockholders.

BECAUSE OUR PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Buch is presently required to spend only 20% of his business time on business management services for our company. While Mr. Buch presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Buch from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Buch may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

BECAUSE MANAGEMENT HAS ONLY LIMITED EXPERIENCE IN MINERAL EXPLORATION, THE BUSINESS HAS A HIGHER RISK OF FAILURE.

Our management has only limited experience in mineral exploration. As a result of this inexperience, there is a higher risk of our being unable to complete our business plan in the exploration and
                                 9
exploitation of our optioned mineral property.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

IF THE SELLING SHAREHOLDERS SELL A LARGE NUMBER OF SHARES ALL AT ONCE OR IN BLOCKS, THE MARKET PRICE OF OUR SHARES WOULD MOST LIKELY DECLINE.

The selling shareholders are offering 1,812,500 shares of our common stock through this prospectus. The selling shareholders are not restricted in the price they can sell the common stock. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represents approximately 60.16% of the common shares outstanding as of the date of this prospectus.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the this Risk Factors section and elsewhere in this prospectus

                         Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                   Determination Of Offering Price

The selling shareholders are required to sell our shares at $0.50 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated price.

                             Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                                10
                         Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 1,812,500 shares of common stock offered through this prospectus. These shares were acquired from us in a private placement that was exempt from registration under Regulation S of the Securities Act of 1933.

The following table provides as of October 31, 2003, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.

                            Total Number
                            Of Shares To    Total Shares  Percentageof
                            Be Offered For  to Be Owned   Shares owned
Name Of      Shares Owned   Selling         Upon          Upon
Selling      Prior To This  Shareholders    Completion Of Completion of
Stockholder  Offering       Account         This Offering This Offering

Kirsten Coke    125,000      125,000          Nil               Nil
1707-1500
Howe Street
Vancouver BC
Canada

Delores Press   145,000      145,000          Nil               Nil
1430 West
7th Avenue
Vancouver BC
Canada

Sarah Russell   130,000      130,000          Nil               Nil
1420 East
29th Avenue
Vancouver BC
Canada

Shirley Waggett 150,000      150,000          Nil               Nil
1645 Harbour Drive
Coquitlam BC
Canada

Jim Sawinski    100,000      100,000          Nil               Nil
967 Floyd Avenue
Coquitlam BC
Canada

Neil Huff       150,000      150,000          Nil               Nil
1555 Alpine Lane
Coquitlam BC
Canada


                                 11
                            Total Number
                            Of Shares To    Total Shares  Percentageof
                            Be Offered For  to Be Owned   Shares owned
Name Of      Shares Owned   Selling         Upon          Upon
Selling      Prior To This  Shareholders    Completion Of Completion of
Stockholder  Offering       Account         This Offering This Offering

Tammy Iny       140,000      140,000          Nil               Nil
2206-777
Cardero Street
Vancouver BC
Canada

Kerrie Iny      110,000      110,000          Nil               Nil
6521 McKay Avenue.
Burnaby BC
Canada

Linda Iny      150,000      150,000          Nil               Nil
3408 28th Avenue
Vancouver BC
Canada

Anna Skokan    150,000      150,000          Nil               Nil
8518 104B Street
Delta BC
Canada

Michael Usher  135,000      135,000          Nil               Nil
3956 West
11th  Avenue
Vancouver BC
Canada

Delores Gough  115,000      115,000          Nil               Nil
80 Lafayette Blvd.
Lethbridge Alberta
Canada

Trevor Wynd     50,000       50,000          Nil                Nil
15170 66A
Avenue
Surrey BC, Canada

Julie Kuipers   50,000       50,000          Nil                Nil
5055 Frost Road
Kelowna  BC
Canada

Karlo Krauzig   50,000       50,000          Nil                Nil
308-5627
Dunbar Street
Vancouver BC
Canada

Karl Kuipers    50,000       50,000          Nil                Nil
203-595
K.L.O. Road
Kelowna BC
Canada                             12
                            Total Number
                            Of Shares To    Total Shares  Percentageof
                            Be Offered For  to Be Owned   Shares owned
Name Of      Shares Owned   Selling         Upon          Upon
Selling      Prior To This  Shareholders    Completion Of Completion of
Stockholder  Offering       Account         This Offering This Offering

Jeff Murdoch       500          500            Nil            Nil
659 Moberly Road
Vancouver BC
Canada

Balbier Bains      500          500            Nil             Nil
6716 124A Street
Surrey BC
Canada

Parmjit Badasha    500          500            Nil             Nil
14197 - 75 A Ave
Surrey BC
Canada

Kulwant Mahay      500          500            Nil             Nil
12296-124 Street
Surrey BC
Canada

Gurdev Ball        500          500            Nil             Nil
12475 - 70 Ave
Surrey BC
Canada

Bob Munro          500          500            Nil             Nil
5521 Killarney Street
Vancouver BC
Canada

Bilvinder Nahah    500          500            Nil             Nil
12633 - 68 Ave
Surrey BC
Canada

Shalesh Chand      500          500            Nil             Nil
3568 Coast Meridian
Road, Port Coquitlam
BC, Canada

Bruce Brerton      500          500             Nil            Nil
2263 Pitt River Road
Pitt Meadows BC
Canada

Malkiat Singh Bains 500         500             Nil            Nil
8134-123 Street
Surrey BC
Canada



                                 13
                            Total Number
                            Of Shares To    Total Shares  Percentageof
                            Be Offered For  to Be Owned   Shares owned
Name Of      Shares Owned   Selling         Upon          Upon
Selling      Prior To This  Shareholders    Completion Of Completion of
Stockholder  Offering       Account         This Offering This Offering

Ed Duncan           500         500             Nil            Nil
601 - 1450 Pennyfarthing
Drive, Vancouver
Canada

Karnail Singh Civia 500        500             Nil              Nil
3667 Liverpool Street
Port Coquitlam BC
Canada

Harbhjan S Deol     500        500             Nil              Nil
7438-126 A Street
Surrey BC
Canada

Jarnail S Dhaliwal  500        500             Nil              Nil
16948 Green Brook Drive
Surrey BC
Canada

Tyler Tisdale       500        500             Nil              Nil
1904 West 16 Ave.
Vancouver BC
Canada

Baldev S Gill       500        500             Nil              Nil
13380 - 88 A Ave.
Surrey BC
Canada

Jaginder S. Dhinsa  500        500             Nil              Nil
156-83 A Ave - 8332.
Surrey BC
Canada

Jasbir Dhaliwal     500        500             Nil              Nil
15136 - 81 A Ave
 Surrey BC
Canada

Karnal S. Dhinsa    500        500             Nil              Nil
12628-70 A Ave Surrey BC
Canada

Balwant Pooni       500        500             Nil              Nil
955 East 58th Avenue
Vancouver BC, Canada

Marco Bobini        500        500             Nil              Nil
3470 7th Ave
Vancouver, BC
Canada
                                 14
                            Total Number
                            Of Shares To    Total Shares  Percentageof
                            Be Offered For  to Be Owned   Shares owned
Name Of      Shares Owned   Selling         Upon          Upon
Selling      Prior To This  Shareholders    Completion Of Completion of
Stockholder  Offering       Account         This Offering This Offering

Rashhal Sanghara    500        500             Nil              Nil
8238- 152 A Street
Surrey BC
Canada

Jarnal Sall        500         500             Nil             Nil
2236 Ladysmith Road
Ladysmith BC
Canada

Amrit Basi         500         500             Nil             Nil
11365 Mader Lane
Delta BC
Canada

Raj Nijjer         500         500             Nil             Nil
1932 Valens Street
Port Coquitlam BC
Canada

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 3,012,500 shares of common stock outstanding on October 31, 2003.

Except as disclosed below, none of the selling shareholders:

    (a) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (b)  has ever been one of our officers or directors.

                       Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

  1. On such public markets or exchanges as the common stock may from time to time be trading;
   2. In privately negotiated transactions;
   3. Through the writing of options on the common stock;
   4. In short sales; or
   5. In any combination of these methods of distribution.

The sales price to the public may be:

The selling shareholders are required to sell our shares at $0.50 per share until our shares are quoted on the OTC Bulletin Board, and

                                15
thereafter at prevailing market prices or privately negotiated prices.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

If our selling shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. We estimate the cost of this offering to be $16,583.38

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3.  Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.
                                 16
The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in Manchester Inc. will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
 * contains a toll-free telephone number for inquiries on disciplinary actions;
 *  defines significant  terms in the disclosure document or in the
 *  conduct of trading penny stocks; and
 *  contains such other information and is in such form  (including
 *  language, type, size, and format)  as the Commission shall require
 *  by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a
                                 17
written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                        Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 50 Liberty Street West, Suite 880, Reno, Nevada.

      Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of October 31, 2003 are as follows:

Directors:

Name of Director                   Age
-----------------                 -----
Jackson Buch                       58
Dana Upton                         49

Executive Officers:
Name of Officer                    Age            Office
----------------------            -----           -------

Jackson Buch                  58            President, Principal
                                                 Accounting Officer and
                                                 a Director
Dana Upton                         49         Secretary, Treasurer
                                                 and a Director
Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Jackson Buch: Mr. Buch has acted as our president, Principal Accounting Officer and a director since our inception on August 27, 2002. Currently, Mr. Buch is only required to spend 20% of his time managing and tending to our affairs.

Mr. Buch has had a lengthy career as a consultant in various business endeavors. From 1992 to present Mr. Buch has been the president and major shareholder in Buch Holdings Inc. a consulting company, having its main focus in the area of pipeline management, fabrication and quality assurance. Some of the major projects Mr. Buch has consulted for are, the Iroquois Gas-Eastchester project, where he performed audit and inspection services of the mill that produced the pipe for the project.

Mr. Buch performed audit and inspection services of Napa Pipe Corp. of Napa California for Alliance Pipeline Ltd. Mr. Buch also performed audit and inspection services for Alliance Pipeline Inc. of the liquid epoxy coating on a pipeline spanning from Fort St. John, British Columbia, Canada to Chicago, Illinois, USA.
                                18
Dana Upton: Mr. Upton has acted as our, secretary, treasurer and as a director since our inception on August 27, 2002. Currently, Mr. Upton is only required to spend his time on an as needed basis tending to the affairs of the company. Mr. Upton attended the University of British Columbia faculty of engineering where he majored in mining engineering.

In the past, Mr. Upton has worked with several different mining companies in their engineering department, including, Faro Mining Corp. in 1973 where he performed mining engineering and mine surveying duties; Burro Creek Minerals, where he was a director of the company from 1989 to 1993 and was responsible for over seeing the company's exploration activities; Construction Aggregates, Inc. where Mr. Upton worked in 1972 and was responsible for lab testing duties; and Placid Oil Company, where Mr. Upton worked in 1971 and worked as part of an exploration team on various Properties.

Mr. Upton has been a partner in Skyward Marking Systems of Richmond British Columbia, Canada since September 2001 and as President, Secretary and Treasurer of Hudson Ventures, Inc. since November 2001. Since September 2001, he has been responsible for establishing distributors and original equipment manufacturers for Marsh Ink Jet Systems. His activities were directed primarily at the management of major accounts, including Nabob, B.C. Packers, Abbott Labs, and Shell Oil.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

    Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of October 31, 2003, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class

              Jackson Buch                       600,000        19.92%
              President, Principal Accounting
              Officer And a Director
              978 Fairway Crescent
              Kelowna, B.C., Canada
                                   19

Common        Dana Upton                         600,000        19.92%
Stock         Secretary, Treasurer
              and a Director
            200-675 West Hastings Street
              Vancouver, British Columbia
              Canada

Common        All Officers and Directors     1,200,000 shares    39.84%
Stock         as a Group that consists of
              two people

The percent of class is based on 3,012,500 shares of common stock issued and outstanding as of October 31, 2003.

                       Description Of Securities

General

Our authorized capital stock consists of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock at a par value of $0.001 per share.

Common Stock

As of October 31, 2003, there were 3,012,500 shares of our common stock issued and outstanding that were held by 43 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

To date we have not issued any of the 10,000,000 Preferred shares authorized.




                                20
Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock

                Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Christopher J. Moran Jr., our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Morgan and Company, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

          Disclosure Of Commission Position Of Indemnification
                   For Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by
                                21
controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

                 Organization Within Last Five Years

We were incorporated on August 27, 2002 under the laws of the state of Nevada.

We own an option to acquire an 80% interest in certain mineral claims situated in the Province of Ontario, Canada pursuant to an agreement dated October 4, 2002, as amended.

Mr. Jackson Buch, our president, and a director, and Mr. Dana Upton our Secretary and Treasurer and a director have been our sole promoters since our inception. Mr. Buch and Mr. Upton purchased 600,000 shares each of our common stock at a price of $0.001 US per share on September 13, 2002. Mr. Buch and Mr. Upton paid a total purchase price of $600.00 each for these shares.

                       Description Of Business

In General

We have commenced operations as an exploration stage company. We are involved in the acquisition and exploration of mineral properties with a view to exploiting mineral deposits demonstrating potential economic feasibility. We have entered into a mineral property option agreement whereby we may acquire an 80% interest in a total of two mineral claims, comprising 11 claim units located in the Province of Ontario, Canada. Each claim unit is comprised of 40 acres. Accordingly, the total area of the two mineral claims is 440 acres.

These claims are collectively referred to as the Mac South Property. In the Province of Ontario Mining Act, a mineral claim is defined as "a plot of ground staked out and acquired under the provisions of the Act."

Our mineral claims interest is described below under the headings "Mac South Property Option Agreement". Our plan of operation is to carry out exploration work on the Mac South Property in order to ascertain whether these claims possess commercially viable quantities of copper and/or nickel and Platinum group metals. There can be no assurance that a commercially viable mineral deposit, or reserve, exists on the Mac South Property until appropriate exploratory work is done and an economic evaluation based on such work concludes there is the potential of economic feasibility.

Economic evaluation to determine potential economic feasibility will only occur if a defined body of ore is proven on one of our claims. If warranted, we will hire an engineering firm specializing in the economic evaluation process.

We have commenced the first phase of the exploration program recommended for the Mac South Property under the supervision of Mr. John Siriunas. Details of this program are described below under the section entitled "Geological Report: Mac South Property".


                               22
Mac South Property Option Agreement

We have obtained the option to acquire an 80% interest, in two mineral claims comprising of eleven claim units, situated in the Sudbury Mining District, McLennan Township, Province of Ontario, Canada. This property is known as the Mac South Property. The Mac South Property is subject to a 1% net smelter returns royalty, in favor Of Mr. Terry Loney of Garson Ontario, Canada. A net smelter returns royalty is the amount of money that we would receive from the sale of minerals from the property to a smelter, less refining charges, ore treatment charges, penalties and transportation costs.

We refer to the two mineral claims described above as the Mac South Property. We acquired our interest in the Mac South Property pursuant to an agreement dated October 4, 2002 between Mr. Terry Loney and us. Pursuant to the terms of that agreement we were required to

  (A) pay Terry Loney $8,000(which we paid upon the execution of the option agreement);

  (B) incur an aggregate of $209,800 of property exploration expenditures on the Mac South Property within the following periods:

    (1)  $23,800 by October 31, 2003;
    (2)  a further $186,000 by October 31, 2004.

On October 1, 2003, we entered into an extension agreement with Mr. Loney whereby we forwarded $3,500 for exploration on the Mac South Property and paid $2,000 to him in exchange for him agreeing to extend the deadline for us to complete the $23,800 in exploration expenditures on the property from October 31, 2003 to April 30, 2004. We have the cash available to comply with this amended exploration expenditure requirement by the new deadline.

To date, we have incurred approximately $10,500 in exploration expenditures on the Mac South Property, in the form of a geological report, commissioned by us, as well as the initial portion of the phase one exploration program. In the event that we spend, in any of the above periods, less than the required sum, we may, at our option, pay to Terry Loney the cash difference between the amount actually spent and the required exploration expenditure in full satisfaction of the exploration expenditures to be incurred. In the event that we spend, in any period, more than the required sum, then the excess will be carried forward and applied to the required exploration expenditures to be incurred in subsequent periods.

If we fail to make any required payment, or incur any required exploration expenditures, our option will terminate and we will have no further rights to the Mac South Property. Property exploration expenditures include all costs of acquisition and maintenance of the property, all expenditures on the exploration and development of the property and all other costs and expenses of whatsoever kind or nature, including those of a capital nature, incurred or chargeable with respect to the exploration of the property. In addition, until we have secured an 80% interest in the Mac South Property, we are obligated to maintain in good standing the Mac South Property by:

  (A) completing and filing assessment work or making of payments
                                23
      in lieu thereof; and

  (B) performing all other actions necessary to keep the Mac South Property free and clear of all liens and other charges.

Under Ontario law, a mineral claim owner must expend $400 in Canadian funds per claim unit in order to extend title rights for an additional year. As the Mac South Property consists of 11 mineral claim units, we will have to expend $4,400 to maintain title for each additional year. However, the claims comprising the Mac South Property are in good standing until August 24, 2004. In addition, the exploration work we are currently conducting on the Mac South Property is credited to future requirements.

Description of the Mac South Property

The Mac South Property comprises two mining claim blocks, comprising of 11 claim units located in the Sudbury Mining Division, McLennan Township, of Ontario, Canada. Mr. Terry Loney staked the claims in September 2002.

Staking typically involves placing wooden posts at claims boundaries. In Ontario, this is a requirement for obtaining mineral rights with respect to the claims. Re-staking involves the same process, but occurs after the claims have lapsed. This happens when the previous owner has failed to spend a certain amount of funds on exploration of the claims within a certain time period as required by law.

When mineral claims are in "good standing", this means that we maintain our right to explore and extract minerals from the claims. If we fail to keep the claims in good standing, then another person make re-stake the claims and acquire the interest in the claims that we previously owned.

Location and Access of the Mac South Property

The Maclennan Township area is located approximately 27 kilometers to the northeast of the center of the City of Sudbury. The claim block that comprises the property can be reached from Regional Road 86 (the
Falconbridge Highway or Airport Road) by following the abandoned railway right-of-way that now forms part of the Trans-Canada Trail.

History of the Mac South Property

Occurrences of native gold have been known since the late 1800s in the Wanapitei Lake region. After the discovery of silver mineralization to the north in the Gowganda area, much of the region was prospected in an attempt to locate additional deposits. Considerable exploration also occurred after the discovery of major copper nickel deposits in Maclennan and Falconbridge Townships.

Much of the exploration in the region has focused on the margin of the Sudbury Igneous Complex and related Contact Sublayer exposures and offset dikes as targets for copper and nickel mineralization. The only recorded work over the current property area is airborne geophysical surveys carried out by the Canadian Nickel Company Ltd. in 1981. Airborne geophysical surveying is the search for mineral deposits using detection equipment and an airplane. The equipment measures the physical
                                24
property of near-surface rocks, and detects unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic
and radioactive properties are the ones most commonly measured.   These
surveys did not result in the detection of any significant electrical, magnetic, gravitational, seismic and radioactive occurrences that would suggest the presence of precious or base metals on the property.

Undocumented exploration work by Falconbridge Limited and Inco Limited has been carried out over the property area and environs. This work is believed to have consisted of airborne and ground geophysical surveys, geological mapping and sampling. It is estimated that the total apportioned cost of these programs would have exceeded $100,000. The results of this work are not in the public domain.

Geological Report: Mac South Property

We have obtained a geological evaluation report on the Mac South Property. The geological report was prepared by John M. Siriunas of Milton Ontario, Canada.

In his geological report, Mr. Siriunas recommends proceeding with a two-phase, staged exploration program on the Mac South Property based on his conclusion that prospecting, geophysical surveys and soil and rock sampling are the exploration techniques that have been the most successful in locating copper, nickel and platinum group metals mineralization in the region.

The main objective of the first phase or reconnaissance phase of this exploration program is to locate the most favorable areas of mineral concentration to carry out a more detailed diamond drill sampling program to locate mineralization below the surface of the claims.

The initial phase of the recommended geological work program is comprised of Geological review and Geophysical surveys of the Mac South Property in order to make a preliminary assessment of mineralization. A budget of $23,800 is estimated to be required to support this initial geological work program. The components of the budget for this initial geological work program are as follows:

PHASE 1

Linecutting             20 km @ $US260/km     $ 5,200
Geophysics
Magnetics, VLF-EM   20 km @ $US150/km         $ 3,000
Geophysical consulting and interpretation     $ 1,550
Prospecting
Field work              30 days @ $US135/day  $ 4,050
Trenching                                     $ 5,800
Analyses                                      $ 2,000
Contingencies                                 $ 2,200
                                              -------
Total Phase 1                                 $23,800

The phase one program will commence with line cutting. Line cutting involves removing bush from the property in order to produce straight clearings. This provides grid boundaries for geophysical and other surveys. Establishing such grid boundaries is also known as grid emplacement. This involves dividing the portion of the property being

                                 25
explored into small sections. The geologist overseeing the exploration program will record results based on the section from which a sample is taken, or various surveys are performed.

Once line cutting and grid emplacement is completed, the consulting geologist will then oversee magnetic and VLF-EM surveys over the property surface. A magnetic survey involves measuring the strength of the earth's magnetic field. Variations in the magnetic readings on the property may indicate the increased likelihood of precious or base minerals in the area.

VLF, or very low frequency, surveys use radio waves to determine whether rocks on a mineral property conduct electricity. Almost all of the precious and base metals that we seek are above average conductors of electricity and will affect VLF readings.

Once these surveys are completed and the results are compiled by the geologist, he and his assistants will collect grab samples from the property surface or the bedrock below. The geologist accesses the bedrock through a process known as trenching. Trenching involves removing surface soil using a backhoe or bulldozer.

Grab samples are soil samples or pieces of rock that appear to contain precious metals such as gold and silver, or industrial metals such as copper and nickel. All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content.

Mr. Siriunas recommended that the second phase of the exploration program consist of Diamond drilling, core logging and assay sampling. This second phase of the geological work program is estimated to require a budget of $186,000. Mr. Siriunas concluded in his geological report that the decision to proceed with each subsequent phase of the exploration program should be contingent upon reasonable encouragement having been gained from the results of the previous exploration program.

PHASE 2

Geology
Mobilization/demobilzation                      $ 2,500
Mapping, sampling                               $17,500
Field support                                   $ 7,500
Equipment, supplies, consumables                $ 2,500
Geochemical analyses                            $ 3,000
Compilation, reporting, interpretation          $ 5,000
Geochemistry
Sampling                                        $ 8,000
Analyses                                        $13,000
Reporting, interpretation                       $ 5,000
Diamond drilling 1500 m @ $US70/m (all incl.)  $105,000
Contingencies                                   $17,000
                                               --------
Grand Total Phase 1 and Phase 2                $209,800

Phase two will consist of additional sampling of rocks on the property.
We will focus on areas of the claims where we previously gathered samples that contained significant amounts of mineralization. Based on the results from these samples, we will conduct a drilling program on the property. Drilling involves extracting a long cylinder of rock from
                                 26
the ground to determine amounts of metals contain in rock located at different depths. Pieces of the rock obtained, known as drill core, are analysed for mineral content.

We have decided to accept the recommendation of the geological report and proceed with this initial geological work program. We will make a decision whether to proceed with phase two of the staged exploration program upon completion of this initial geological work program and an analysis of the results of this first phase of the exploration program.

If the results from the laboratory show that the samples gathered from the property contain significant levels of precious or base minerals, we will proceed with phase two. The decision to proceed to phase two will be made by our management in conjunction with the geologist who oversees the phase one program. If the amount of precious or base minerals that are contained in the samples suggest that the property may have a significant enough mineral resource to economically justify a mine, we will continue with our exploration.

We began the phase one exploration program on the Mac South Property on June 19, 2003. To date, we have the recommended line cutting and prospecting portions of the program and have collected rock and soil samples for metal content analysis. The area has been difficult to prospect due to numerous swamps on the claims and due to a significant layer of gravel that is located on top of the rock.

Sampling was completed in October. Due to the high volume of samples that are being processed by the laboratories in the property area, we do not expect to receive metal content data regarding these samples until mid to late November.. The phase one exploration work is being performed under the guidance of Mr. Siriunas in accordance with the recommendations in his geological report. We are retaining him at a per diem rate of $250 on an as needed basis. It is expected that his fees for the phase one program will not exceed $1,000.

Phase two is estimated to take three months to complete. Based on positive phase one results, we hope to commence this phase in the summer of 2004.

Should we determine at any time not to proceed to the next phase of the geological work program, we will use our remaining operating capital, if any, to obtain an option or options on other mineral claims. Any remaining funds will then be used to conduct mineral exploration activities on those claims. It is likely we will need further financing to pay for that exploration. We do not have any plans to engage in any alternative business. In such circumstances, we anticipate raising additional funds in order to acquire an interest in other mineral claims and to explore such claims for economic mineralization. We have no specific plans in this regard.

The two-phase program recommended in the report constitutes a reconnaissance exploration program, which is only an initial phase of a full exploration effort. If we complete both phases of the exploration program and the results of these efforts are positive, we will still have to undertake an extensive and additional exploration program which might consist of further soil sampling, geophysical surveys, trenching or drilling before we will be able to identify commercially-viable reserves. The costs of these subsequent programs will be significantly more than the costs set forth above for the
                                 27
initial two phase exploration program.

Competition

The mineral industry is intensely competitive in all its phases. We will compete with many companies possessing greater financial resources and technical facilities than us for the acquisition of mineral concessions, claims, leases and other mineral interests as well as for the recruitment and retention of qualified employees.

We must overcome significant barriers to enter into the business of mineral exploration as a result of our limited operating history. There can be no assurance that Manchester Inc. will be able to compete effectively with current or future competitors or that the competitive pressures faced by us will not have a material adverse effect on our business, financial condition and operating results.

Qualifications of John M. Siriunas, P.Eng.

 John M. Siriunas, has offices at 25 3rd Side Road, Milton, Ontario,
 Canada.

1) Mr. Siriunas holds a Bachelor of Applied Science degree in Geological Engineering (1976) and a Master of Applied Science Degree in Applied Geology (1979) from the University of Toronto in Toronto, Ontario, Canada.

2) He is registered as a Professional Engineer in the Province of Ontario and possess a Certificate of Authorization for the practice of professional engineering.

3) Mr. Siriunas has practised his profession as an engineer and consultant continuously since 1979.

Compliance with Government Regulation

We will be required to conduct all mineral exploration activities in accordance with the Ontario Mining Act. We will be required to obtain work permits from the Ministry of Northern Development and Mines for any exploration work that results in a physical disturbance to the land. We will be required to obtain additional work permits if we proceed with the second phase of our exploration program. There is no charge to obtain a work permit under the Mining Act. We will incur the expense of our consulting geologist to prepare the required submission to the Ministry of Northern Development and Mines. As the exploration program proceeds to the trenching, drilling and bulk-sampling stages, we may be required to post small bonds and file statements of work with the Ministry of Northern Development and Mines. We will be required by the Environmental Regulations Act to conduct remediation work on any work that results in physical disturbance to the land. The cost of remediation work will vary according to the degree of physical disturbance.

Because we are retaining independent consultants such as John Siriunas to conduct the exploration on the Mac South property, we are not considered to be directly conducting business in Ontario.
Accordingly, we are not required to be registered or licensed in the province.

                                28
As mentioned above we will have to sustain the cost of reclamation and environmental mediation for all exploration and other work undertaken.
The costs of complying with environmental regulations will likely be less than $1,000 through phase two on each property. Because these costs are nominal, we have not budgeted for regulatory compliance costs in the proposed exploration programs recommended by the geological reports.

The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration program. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position.

Employees

We have no employees as of the date of this prospectus other than our two Directors. All directors are part time employees, with Mr. Upton contributing his time on an as needed basis and Mr. Buch spending 20% of his time managing the company.

Research and Development Expenditures

We have not incurred any exploration expenditures to date. We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

                      Plan Of Operations

Our current business plan is to conduct exploration sufficient to determine whether there is reason to begin an extensive and costly exploration program. This constitutes phase one of the exploration program recommended by the geological report. We anticipate that phase one of the recommended geological exploration program will cost approximately $23,800 on the Mac South Property.

Specifically, we anticipate spending the following over the next 12 months:

 * $9,000 on legal fees, $3,000 on accounting fees, $2,500 on EDGAR filing fees, $2,000 on transfer agent fees and $83.38 on registration fees. This includes professional fees payable in connection with the filing of this registration statement;

 * $23,800 on exploration expenses for the first phase of the exploration program on the Mac South Property, as recommended by Mr. John M. Siriunas, the author of the geological report on the Mac South Property;

                                29
Total expenditures over the next 12 months are therefore expected to be approximately $40,383.38.

We are able to complete phase one of the exploration program on the Mac South Property without additional financing. Completion of these exploration expenditures will also enable us to meet the exploration expenditure requirement under the option agreement for the period through April 30, 2004.

We commenced the phase one exploration program on June 19, 2003 and expect to complete it by April 2004. We anticipate proceeding with phase two of the exploration program in the summer of 2004. We will obtain a geological report upon the completion of each phase summarizing the results of that phase. The costs of the geological reports are included in the cost of the exploration program. We have sufficient cash on hand in order to complete the first phase work program on the property.

We will assess whether to proceed to phase two of the recommended geological exploration program upon completion of an assessment of the results of phase one of the geological exploration program. We will require additional funding in the event that we decide to proceed with phase two of the exploration program. The anticipated cost of phase two of the exploration program is $186,000, which is well beyond our projected cash reserves. Unless we raise and spend $186,000 on the Mac South Property by October 31, 2004, we will lose our interest in the property.

We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund both phases of the exploration program. We believe that debt financing will not be an alternative for funding the complete exploration program. We do not have any arrangements in place for any future equity financing.

Our cash reserves are not sufficient to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We may also seek to arrange a short-term loan through our President, although no such arrangement has, as yet, been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our President to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

If we do not complete the exploration expenditures required under the option agreement for the Mac South Property, then our option in will terminate and we will lose all our rights and interest in the Mac South Property. If we do not secure additional financing to incur the required exploration expenditures, we may consider bringing in a joint venture partner to provide the required funding. We have not undertaken any efforts to locate a joint venture partner. In addition, we cannot provide investors with any assurance that we will be able to locate a

                                30
joint venture partner who will assist us in funding the exploration of the Mac South Property. We may also pursue acquiring interests in alternate mineral properties in the future.

Results of Operations

We did not earn any revenues from our inception on August 27, 2002 to
August 31, 2003.   We are presently in the exploration stage of our
business and we can provide no assurance that we will discover commercially viable levels of mineral deposits on our properties, or if such mineral deposits are discovered, that we will enter into commercial production of our mineral properties.

We incurred operating expenses in the amount of $40,637 for the period from inception to August 31, 2003. These operating expenses were comprised primarily of professional fees attributable to our corporate organization, the preparation and filing of this registration statement, administrative services and the acquisition of our options to acquire the Mac South Property.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors stated in their report that they have substantial doubt Manchester Inc. will be able to continue as a going concern.

                     Description Of Property

Our executive offices are located at 200 - 675 West Hastings Street, Vancouver, British Columbia, Canada. Mr. Jackson Buch, our president, provides this office space to us free of charge.

We own an option to acquire an 80% interest in the Mac South Property, as described in detail in this Prospectus under the heading Mac South Property Option Agreement. We do not own or lease any property other than our option to acquire an interest in the Mac South Property.

The Mac South Property comprises two claims and 11 claim units in the Sudbury Mining District of the Province of Ontario, Canada. Mr. Terry Loney is the registered owner of both the claims. The claims expire on August 24, 2004.

There are no mines or physical equipment or property located on the mineral claims. There is no source of power to the mineral claims.

         Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person proposed as a nominee for election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
     Any of our promoters; Jackson Buch and Dana Upton our directors and officers
                                31


  * Any relative or spouse of any of the foregoing persons who has the same house address as such person.

       Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the prospectus. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this prospectus, we had 43 registered shareholders.

Rule 144 Shares

A total of 1,200,000 shares of our common stock will be available for resale to the public after September 13, 2003 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal approximately 30,125 Shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our directors, officers, and affiliates hold all of the 1,200,000 shares that may be sold pursuant to Rule 144 after September 13, 2003.

Stock Option Grants

To date, we have not granted any stock options.



                                   32

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised
Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                       Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us since our incorporation on August 27, 2002 to October 31, 2003.

                        Annual Compensation

                                     Other     Restricted Options Other
                                      Annual    Stock      *SARs  Comp.
Name     Title   Year   Mgmt.  Bonus   Comp.    Awarded       #)    ($)

Jackson Pres.,  2002   $0         0       0         0          0     0
Buch    Dir.
Prin. Acc.Off.

Dana   Sec.
Upton  Tre.     2002   $1000      0       0         0          0     0

Stock Option Grants

We did not grant any stock options to the executive officers during our most recent fiscal year which ends November 30, 2002.

Consulting and or Management Agreements

We do not have an employment contract, consulting agreement or other arrangement concerning compensation with Mr. Buch and do not pay Mr. Buch any amount for acting as our President and Chief Executive Officer.
                                 33

We do not have any employment contract, consulting agreement or other arrangement concerning compensation with Mr. Upton. However, we did pay Mr. Upton a one-time management fee of $1,000 for acting as our Secretary and Treasurer.

We do not have any standard arrangements pursuant to which our directors are compensated for services provided as directors.

                      Financial Statements

Index to Financial Statements:

1. Auditors' Report;

2. Audited financial statements for the period ending November 30, 2002 including:

  a. Balance Sheet

  b. Statement of Loss and Deficit

  c. Statement of Cash Flows

  d. Statement of Stockholders' Equity

  e. Notes to Financial Statements

3. Unaudited financial statements for the period ending August31, 2003 including:

  a. Balance Sheet

  b. Statement of Loss and Deficit

  c. Statement of Stockholders' Equity; and

  d. Notes to Financial Statements






















                                 34








                              MANCHESTER INC.
                      (An Exploration Stage Company)


                           FINANCIAL STATEMENTS


                             NOVEMBER 30, 2002
                         (Stated in U.S. Dollars)










































                                35


                             AUDITORS' REPORT

To the Shareholders of
Manchester Inc.
(An Exploration Stage Company)

We have audited the balance sheet of Manchester Inc. (an exploration stage company) as at November 30, 2002 and the statements of loss and deficit accumulated during the exploration stage, cash flows, and stockholders' equity for the period from August 27, 2002 (date of inception) to November 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at November 30, 2002 and the results of its operations and cash flows for the period from August 27, 2002 (date of inception) to November 30, 2002 in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1(c) to the financial statements, the Company incurred a net loss of $21,410 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1(c). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver,    B.C.                            /s/    Morgan    &    Company
Chartered Accountants
December 6, 2002


                                     36
                             MANCHESTER INC.
                      (An Exploration Stage Company)

                               BALANCE SHEET

                             NOVEMBER 30, 2002
                         (Stated in U.S. Dollars)




ASSETS

Current
Cash                                                    $ 50,740
Prepaid expenses                                           2,500
                                                          ------
                                                          53,240
                                                          ======
Mineral Property Interest (Note 3)                        -

                                                        $ 53,240

LIABILITIES

Current
Accounts payable and accrued liabilities                 $ 1,200
                                                          ------
STOCKHOLDERS' EQUITY

Capital Stock
Authorized:
100,000,000 common shares, par value $0.001 per share
10,000,000 preferred shares, par value $0.001 per share

Issued and outstanding:
3,012,500 common shares                                   3,012

Additional paid-in capital                                70,438

Deficit Accumulated During The Exploration Stage         (21,410)
                                                         -------
                                                          52,040
                                                         -------
                                                        $ 53,240
                                                         =======














                                  37
                             MANCHESTER INC.
                      (An Exploration Stage Company)

                       STATEMENT OF LOSS AND DEFICIT

   PERIOD FROM DATE OF INCEPTION, AUGUST 27, 2002, TO NOVEMBER 30, 2002
                         (Stated in U.S. Dollars)




Expenses
Consulting fees                                       $ 7,000
Office and sundry                                         210
Professional fees                                       4,200
Mineral property exploration expenditures               2,000
Mineral property option payments                        8,000
                                                        -----
Net Loss For The Period                                21,410

Deficit Accumulated During The Exploration Stage,       -
Beginning Of Period

Deficit  Accumulated  During The  Exploration  Stage, $ 21,410
End Of Period                                         ========


Basic And Diluted Loss Per Share                      $ (0.01)
                                                      =======

Weighted Average Number Of Shares Outstanding       2,036,198
                                                    =========


























                                    38
                              MANCHESTER INC.
                      (An Exploration Stage Company)

                          STATEMENT OF CASH FLOWS

   PERIOD FROM DATE OF INCEPTION, AUGUST 27, 2002, TO NOVEMBER 30, 2002
                         (Stated in U.S. Dollars)




Cash Flows From Operating Activities
Net loss for the period                                 $ (21,410)

Adjustments To Reconcile Net Loss To Net Cash Used By
Operating Activities
Prepaid expenses                                          (2,500)
Accounts payable and accrued liabilities                   1,200
                                                          ------
                                                         (22,710)
                                                          ------
Cash Flows From Financing Activity
Share capital issued                                      73,450
                                                          ------
Increase In Cash                                          50,740

Cash, Beginning Of Period                                 -
                                                          ------
Cash, End Of Period                                     $ 50,740
                                                        ========






























                                39
                              MANCHESTER INC.
                      (An Exploration Stage Company)

                     STATEMENT OF STOCKHOLDERS' EQUITY

                             NOVEMBER 30, 2002
                         (Stated in U.S. Dollars)



                           COMMON STOCK
                                      ADDITIONAL
                                        PAID-
                     SHARES   AMOUNT     IN    DEFICIT   TOTAL
                                      CAPITAL

Opening balance,
August 27,             -        $-      $ -      $ -      $ -
 2002

September 2002 -
Shares issued for    1,200,000  1,200    -        -         1,200
cash at $0.001

October 2002 - Shares
issued for cash at   1,600,000  1,600    14,400   -        16,000
$0.01

October 2002 -
Shares issued for    200,000   200      49,800   -         50,000
cash at $0.25

November 2002 -
Shares issued for    12,500    12       6,238    -          6,250
cash at $0.50

Net loss for the     -         -        -        (21,410) (21,410)
period              ----------------------------------------------

Balance, November    3,012,500 $3,012  $ 70,438 $ (21,410)$ 52,040
30, 2002            ==============================================




















                                                                         40
                             MANCHESTER INC.
                      (An Exploration Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

                             NOVEMBER 30, 2002
                         (Stated in U.S. Dollars)



1.   NATURE OF OPERATIONS

  a)   Organization

     The Company was incorporated in the State of Nevada, U.S.A., on August 27, 2002. The Company's intended year end is November 30, 2002.

  b)   Exploration Stage Activities

     The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

  c)Going Concern

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

     As shown in the accompanying financial statements, the Company has incurred a net loss of $21,410 for the period from August 27, 2002 (inception) to November 30, 2002, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

SIGNIFICANT ACCOUNTING POLICIES

  The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States.
  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.






                                                                         41
                            MANCHESTER INC.
                      (An Exploration Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

                             NOVEMBER 30, 2002
                         (Stated in U.S. Dollars)



2.SIGNIFICANT ACCOUNTING POLICIES (Continued)

  The  financial  statements have, in management's opinion,  been  properly
  prepared   within  reasonable  limits  of  materiality  and  within   the
  framework of the significant accounting policies summarized below:

  a)Mineral Property Option Payments and Exploration Costs

     The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

  b)Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

  c)Income Taxes

     The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not realized, a valuation allowance is recognized.

  d)Basic and Diluted Loss Per Share

     In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At November 30, 2002, the Company has no common stock equivalents that were anti-dilutive and excluded in the earnings per share computation.



                                42
                              MANCHESTER INC.
                      (An Exploration Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

                             NOVEMBER 30, 2002
                         (Stated in U.S. Dollars)



3.MINERAL PROPERTY INTEREST

  The Company has entered into an option agreement, dated October 4, 2002, to acquire an 80% interest in a total of two mineral claims located in the Sudbury Mining District in Ontario, Canada.

  In order to earn its interests, the Company made a cash payment totalling $8,000 on signing and must incur exploration expenditures totalling $209,800 as follows:

  Exploration expenditures:

  -    $23,800 by October 31, 2003;
-    A further $186,000 by October 31, 2004.

  The properties are subject to a 1% net smelter return royalty.


4.    CONTINGENCY

  Mineral Property

  The Company's mineral property interests have been acquired pursuant to option agreements. In order to retain its interest, the Company must satisfy the terms of the option agreements described in Note 3.


5.RELATED PARTY TRANSACTION

  During the period ended November 30, 2002, the Company incurred $1,000 for consulting services provided by a director of the Company.

















                                 43






















                              MANCHESTER INC.
                      (An Exploration Stage Company)


                  UNAUDITED INTERIM FINANCIAL STATEMENTS


                              AUGUST 31, 2003
                         (Stated in U.S. Dollars)




























                                 44
MANCHESTER INC.
                      (An Exploration Stage Company)

                         INTERIM BALANCE SHEET
                                (Unaudited)
                         (Stated in U.S. Dollars)



                                              AUGUST   NOVEMBER
                                                31        30
                                               2003      2002

ASSETS

Current
Cash                                         $ 35,723  $50,740
                                               ---------------
Prepaid expenses                                350      2,500
                                               ---------------
                                             $ 36,073  $53,240
                                               ===============
LIABILITIES

Current
Accounts payable and accrued liabilities      $ 3,260   $1,200
                                               ---------------
STOCKHOLDERS' EQUITY

Capital Stock
Authorized:
100,000,000 common shares, par value $0.001 per share
10,000,000 preferred shares, par value $0.001 per share

Issued and outstanding:
3,012,500 common shares                         3,012    3,012
                                               ---------------
Additional paid-in capital                     70,438   70,438
                                               ---------------
Deficit  Accumulated During The  Exploration  (40,637) (21,410)
Stage                                          ---------------
                                               32,813   52,040
                                               ---------------
                                             $ 36,073  $53,240
                                               ===============













                                 45
                            MANCHESTER INC.
                      (An Exploration Stage Company)

                       INTERIM STATEMENT OF LOSS
                                (Unaudited)
                         (Stated in U.S. Dollars)



                                                       CUMULATIVE
                                                       FROM DATE
                                  THREE       NINE        OF
                                                       INCEPTION
                                  MONTHS     MONTHS    AUGUST 27
                                  ENDED      ENDED      2002 TO
                                AUGUST 31  AUGUST 31   AUGUST 31
                                   2003       2003       2003
                                --------------------------------
Expenses
Consulting fees                 $ 2,510    $ 2,510     $9,510
Filing fees                       -          4,296      4,296
Office and sundry                 322        2,186      2,396
Professional fees                 -          675        4,875
Transfer agent fees               260        1,060      1,060
Mineral property exploration
expenditures (Note 4)             8,500      8,500     10,500
Mineral     property     option   -          -          8,000
payments                         ----------------------------

Net Loss For The Period       $ 11,592    $ 19,227    $40,637
                                =============================

Basic  And  Diluted  Loss   Per $ (0.01)   $ (0.01)
Share                           =============================


Weighted Average Number Of
Shares Outstanding             3,012,500  3,012,500
                              =====================





















                                 46
                            MANCHESTER INC.
                      (An Exploration Stage Company)

                    INTERIM STATEMENT OF CASH FLOWS
                                (Unaudited)
                         (Stated in U.S. Dollars)



                                                       CUMULATIVE
                                                       FROM DATE
                                    THREE      NINE       OF
                                                       INCEPTION
                                    MONTHS    MONTHS   AUGUST 27
                                    ENDED     ENDED     2002 TO
                                    AUGUST    AUGUST   AUGUST 31
                                      31        31
                                     2003      2003      2003

Cash    Flows   From    Operating
Activities
Net loss for the period            $(11,592)$(19,227) $(40,637)


Adjustments To Reconcile Net Loss
To Net Cash Used By Operating
Activities
Prepaid expenses                    -         2,150     (350)
Accounts   payable  and   accrued   2,660     2,060     3,260
liabilities                         --------------------------
                                   (8,932)  (15,017)  (37,727)
                                    --------------------------

Cash    Flows   From    Financing
Activity
Share capital issued                -         -        73,450
                                    -------------------------
(Decrease) Increase In Cash        (8,932)  (15,017)   35,723


Cash, Beginning Of Period          44,655    50,740       -
                                   --------------------------
Cash, End Of Period               $35,723   $35,723   $35,723
                                   ==========================

















                                 47
                            MANCHESTER INC.
                      (An Exploration Stage Company)

                INTERIM STATEMENT OF STOCKHOLDERS' EQUITY

                            AUGUST 31, 2003
                                (Unaudited)
                         (Stated in U.S. Dollars)



                                                 DEFICIT
                           COMMON STOCK         ACCUMULATED
                                     ADDITIONAL  DURING
                                                  THE
                                      PAID-IN   EXPLORATION
                      SHARES  AMOUNT  CAPITAL     STAGE     TOTAL

Opening balance,
August 27, 2002      -        $ -     $ -       $ -        $ -

September 2002 -
Shares issued for    1,200,000  1,200   -         -          1,200
cash at $0.001

October 2002 - Shares
issued for cash at   1,600,000   1,600   14,400    -          16,000
$0.01

October 2002 - Shares
issued for cash at   200,000    200     49,800    -           50,000
$0.25

November 2002 -
Shares issued for    12,500     12      6,238     -            6,250
cash at $0.50

Net loss for the     -          -       -         (21,410)   (21,410)
period               -----------------------------------------------

Balance, November    3,012,500   3,012   70,438   (21,410)    52,040
30, 2002

Net loss for the     -          -       -         (19,227)   (19,227)
period               -----------------------------------------------

Balance, August 31,  3,012,500 $ 3,012 $ 70,438  $ (40,637) $ 32,813
2003                 ===============================================













                                48
                             MANCHESTER INC.
                      (An Exploration Stage Company)

                   NOTES TO INTERIM FINANCIAL STATEMENTS

                             AUGUST 31, 2003
                                (Unaudited)
                         (Stated in U.S. Dollars)



1.BASIS OF PRESENTATION

  The unaudited interim financial statements as of August 31, 2003 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the November 30, 2002 audited financial statements and notes thereto.


2.   NATURE OF OPERATIONS

  c)   Organization

     The Company was incorporated in the State of Nevada, U.S.A., on August 27, 2002.

  d)   Exploration Stage Activities

     The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

  c)Going Concern

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

     As shown in the accompanying financial statements, the Company has incurred a net loss of $40,637 for the period from August 27, 2002 (inception) to August 31, 2003, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.
                                 49
                             MANCHESTER INC.
                      (An Exploration Stage Company)

                   NOTES TO INTERIM FINANCIAL STATEMENTS

                             AUGUST 31, 2003
                                (Unaudited)
                         (Stated in U.S. Dollars)



3.SIGNIFICANT ACCOUNTING POLICIES

  The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States.
  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

  The  financial  statements have, in management's opinion,  been  properly
  prepared   within  reasonable  limits  of  materiality  and  within   the
  framework of the significant accounting policies summarized below:

  a)Organizational and Start Up Costs

     Costs of start up activities, including organizational costs, are expensed as incurred.

  b)Mineral Property Option Payments and Exploration Costs

     The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

  c)Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

  d)Income Taxes

     The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not realized, a valuation allowance is recognized.




                                 50
                            MANCHESTER INC.
                      (An Exploration Stage Company)

                   NOTES TO INTERIM FINANCIAL STATEMENTS

                             AUGUST 31, 2003
                                (Unaudited)
                         (Stated in U.S. Dollars)



3.SIGNIFICANT ACCOUNTING POLICIES (Continued)

  e)Basic and Diluted Loss Per Share

     In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At August 31, 2003, the Company has no common stock equivalents that were anti-dilutive and excluded in the earnings per share computation.


4.MINERAL PROPERTY INTEREST

  The Company has entered into an option agreement, dated October 4, 2002, to acquire an 80% interest in a total of two mineral claims located in the Sudbury Mining District in Ontario, Canada.

  In order to earn its interests, the Company made a cash payment totalling $8,000 on signing and must incur exploration expenditures totalling $209,800 as follows:

  Exploration expenditures:

  -    $23,800 by October 31, 2003;
-    A further $186,000 by October 31, 2004.

  The properties are subject to a 1% net smelter return royalty.


5.    CONTINGENCY AND COMMITMENT

  i)Mineral Property

     The Company's mineral property interests have been acquired pursuant to option agreements. In order to retain its interest, the Company must satisfy the terms of the option agreements described in Note 4.





                                  51
                            MANCHESTER INC.
                      (An Exploration Stage Company)

                   NOTES TO INTERIM FINANCIAL STATEMENTS

                             AUGUST 31, 2003
                                (Unaudited)
                         (Stated in U.S. Dollars)



5.    CONTINGENCY AND COMMITMENT (Continued)

  ii)    Commitment

     The Company has committed to pay the costs associated with a planned offering of 1,812,500 shares held by shareholders of the Company.


             Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

                         Available Information

Currently, we are not required to deliver our annual report to security holders. However, we will voluntarily send an annual report, including audited financial statements, to any shareholder that requests it.

We are filing this registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in this registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.


                                52

                              PART II
              INFORMATION NOT REQUIRED IN THE PROSPECTUS

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

  (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

  (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

  (3) a transaction from which the director derived an improper personal profit; and

  (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

  (1)  such indemnification is expressly required to be made by law;
  (2)  the proceeding was authorized by our Board of Directors;
  (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
  (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a
                                53
director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

 Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $    83.38
Federal Taxes                                               $      NIL
State Taxes and Fees                                        $      NIL
Transfer Agent Fees                                         $ 2,000.00
Accounting fees and expenses                                $ 3,000.00
Legal fees and expenses                                     $ 9,000.00
Edgar Filing Fees                                           $ 2,500.00
                                                            ----------
Total                                                       $16,583.38

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We issued 1,200,000 shares of common stock on September 13, 2002 to Mr. Jackson Buch our president and Mr. Dana Upton our Secretary Treasurer. Mr. Buch and Mr. Upton acquired 600,000 shares each at a price of $0.001 per share for total proceeds to us of $1,200. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act") and are restricted shares as defined in the Securities Act.

We initiated an offering of 1,600,000 shares of our common stock at a price of $0.01 of which 1,600,000 shares were subscribed for to a total of 12 purchasers. The total amount received from this offering was $16,000.00. All shares subscribed for were sold pursuant to Regulation S of the Securities Act of 1933. Appropriate legends will affixed when shares are issued to each purchaser in accordance with Regulation S.

We initiated an offering of 200,000 shares of our common stock at a price of $0.25 per share to a total of 4 purchasers. The total amount received from this offering was $50,000. All shares subscribed for were sold pursuant to Regulation S of the Securities Act of 1933. Appropriate legends will be affixed when shares are issued to each purchaser in accordance with Regulation S.

                                 54


We initiated an offering of 50,000 shares of our common stock at a price of $0.50 per share, of which 12,500 shares were subscribed for to a total of 25 purchasers. The total amount received from this offering was $6,250. All shares subscribed for were sold pursuant with Regulation S of the securities Act of 1933.Appropriate legends will be affixed in accordance with Regulation S.

With respect to each of these 4 offerings, each purchaser represented to us that he or she was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his or her intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends will be affixed to the stock certificates when issued to each purchaser in accordance with Regulation S.

Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

                              Exhibits
Exhibit
Number            Description

  3.1             Articles of Incorporation*
  3.2             Bylaws*
  5.1 Legal opinion of Christopher J. Moran Jr., Attorney at Law with consent to use*
 10.1             Option Agreement dated October 4, 2002*
 10.2             Option amending agreement dated October 1, 2003*
 23.1             Consent of John M. Siriunas P.Eng.*
 23.2             Consent of Morgan & Company, Chartered Accountants
 99.1             Disclosure Statement $0.25*
 99.2             Disclosure Statement $0.50*

* Originally filed as exhibits to the Form SB-2 filed on January 27,
  2003

* Originally filed as an exhibit to the Form SB-2 filed on October 14,
  2003

                            Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) Reflect in the prospectus any facts or events which,
          individually or together, represent a fundamental change in the information in the registration statement; and
          Notwithstanding the forgoing, any increase or decrease in
                               55

          volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.












                                56
Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Kelowna, Province of British Columbia on October 31, 2003.

                              MANCHESTER INC.

                          By:/s/ Jackson Buch
                              -------------------------
                          Jackson Buch, President, Principal
                              Accounting Office and a Director

                               56
                         Power of Attorney

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Jackson Buch, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE               CAPACITY IN WHICH SIGNED          DATE

/S/ Jackson Buch      President, Principal Accounting
                      Officer and Director          October 31, 2003
Jackson Buch

/s/ Dana Upton        Secretary and Treasurer       October 31, 2003
Dana Upton            and Director